Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2006 SECOND QUARTER FINANCIAL RESULTS
     KILGORE, Texas, August 8, 2006 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2006.
     MMLP reported net income for the second quarter of 2006 of $5.2 million, or $0.40 per limited partner unit. This compared to net income for the second quarter of 2005 of $2.9 million, or $0.34 per limited partner unit. Revenues for the second quarter of 2006 were $133.1 million compared to $84.9 million for the second quarter of 2005. Second quarter 2006 net income was negatively impacted by a $0.6 million non-cash mark-to-market adjustment on derivatives. This non-cash adjustment resulted in a reduction to net income per limited partner unit of approximately $0.04 per limited partner unit.
     MMLP reported net income for the six months ended June 30, 2006 of $9.5 million, or $0.72 per limited partner unit. This compared to net income for the six months ended June 30, 2005 of $6.5 million, or $0.75 per limited partner unit. Revenues for the six months ended June 30, 2006 were $279.9 million, compared to revenues of $181.0 million for the six months ended June 30, 2005.
     The Company’s distributable cash flow for the second quarter of 2006 was $7.8 million, compared to $4.5 million for the second quarter of 2005. The Company’s distributable cash flow for the six months ended June 30, 2006 was $15.1 million, compared to $9.7 million for the six months ended June 30, 2005. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of June 30, 2006 and December 31, 2005, and its Consolidated and Condensed Statements of Operations and Statements of Cash Flows for the three and sixth months ended June 30, 2006 and 2005. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 8, 2006.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “Overall, I am pleased with the operating performance of our business segments, particularly the marine group. As we indicated at the end of the first quarter, the acquisitions of new marine vessels and the conversion of certain marine assets have resulted in higher levels of service and higher margins in the second quarter. We are enthusiastic that our marine segment will continue to perform well as demand for our services continues to be strong. With the overall increase in demand for marine transportation, however, we are also incurring higher maintenance capital expenditures as shipyard costs and dry-dock times continue to escalate.”

     Mr. Martin also stated “The increase in costs and construction times has also affected our planned expansion at the Waskom plant. Completion of the first phase of expansion will be slightly delayed until year-end, while the second phase is expected to be completed by the end of the first quarter 2007. The first phase of the expansion will increase nameplate capacity at the Waskom plant by 30 million cubic feet per day with the second phase adding an additional 70 million cubic feet per day of capacity and 3,000 barrels per day of additional fractionation capacity. Upon completion of the planned expansions, the Waskom plant will have nameplate processing capacity of 250 million cubic feet per day with 12,500 barrels per day of fractionation capacity. Our projected investment in the full Waskom expansion is expected to be approximately $17.0 million as a result of increased capacity expansion of the second phase and rising construction costs. Despite the escalation in costs, the economics of our previously announced organic growth projects remain excellent, and we look forward to late 2006 and early 2007 as the projects begin to come online.”
Investors’ Conference Call
     An investor’s conference call to review the second quarter results will be held on Thursday, August 10, 2006, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on August 10, 2006 through 11:59 p.m. Central Time on August 17, 2006. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 209874. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and LPG distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties and anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus distributions from unconsolidated entities (as described below), plus distributable cash from unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations), less non-cash mark-to-market on derivatives (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as described below), less gain on involuntary conversion of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), plus debt prepayment premium (as reported in its Consolidated and Condensed Statements of Operations), plus other (as reported in its Consolidated and Condensed Statements of Cash Flows.
     MMLP’s distributions from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Cash Flows) plus distributions in-kind from equity investments (as reported in its Consolidated and Condensed Statements of Cash Flows). For the quarter ended June 30, 2006, MMLP’s distributions from unconsolidated entities and distributions in-kind from equity investments were $0.4 and $2.0 million, respectively. For the six months ended June 30, 2006, MMLP’s distributions from unconsolidated entities and distributions in-kind from equity investments were $0.7 and $3.9 million, respectively.

     MMLP’s distributable cash from unconsolidated entities is calculated as investments in unconsolidated entities (as reported in its Consolidated and Condensed Statements of Cash Flows), plus unconsolidated entities expansion capital expenditures (as reported in Note 5 — Investment in Unconsolidated Partnerships and Joint Ventures of its Quarterly Report on Form 10-Q filed on August 8, 2006). For the quarter ended June 30, 2006, MMLP’s investments in unconsolidated entities and unconsolidated entities expansion capital expenditures were $(0.8) and $1.2 million, respectively. For the six months ended June 30, 2006, MMLP’s investments in unconsolidated entities and unconsolidated entities expansion capital expenditures were $(1.3) and $2.3 million, respectively.
     MMLP’s capital expenditures include both expansion and maintenance capital expenditures and is calculated as payments for property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows) plus acquisitions (as reported in its Consolidated and Condensed Statements of Cash Flows). For the quarter ended June 30, 2006, payments for property, plant and equipment and acquisitions were $18.7 and $0.0 million, respectively. For the six months ended June 30, 2006, payments for property, plant and equipment and acquisitions were $37.8 and $7.5 million, respectively. For the quarter and six months ended June 30, 2006, expansion capital expenditures were $13.1 and $36.3 million, excluding unconsolidated entities expansion capital expenditures. For the quarter ended June 30, 2006, maintenance capital expenditures were $5.5 million, including $2.6 million in hurricane-related maintenance capital expenditures. For the six months ended June 30, 2006, maintenance capital expenditures were $8.9 million, including $3.9 million in hurricane-related maintenance capital expenditures.
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
Assets
Cash	$4,137	$6,465
Accounts and other receivables, less allowance for doubtful accounts of $123 and $140	49,974	72,162
Product exchange receivables	6,319	2,141
Inventories	35,516	33,909
Due from affiliates	1,486	1,475
Other current assets	1,724	1,420

Total current assets	99,156	117,572

Property, plant, and equipment, at cost.	279,514	235,218
Accumulated depreciation	(67,245)	(59,505)

Property, plant and equipment, net	212,269	175,713

Goodwill	27,600	27,600
Investment in unconsolidated entities	61,335	59,879
Other assets, net	8,489	8,280

	$408,849	$389,044

Liabilities and Partners’ Capital

Current installments of long-term debt	$—	$9,104
Trade and other accounts payable	46,371	67,387
Product exchange payables	13,170	9,624
Due to affiliates	6,836	3,492
Income taxes payable	189	6,345
Other accrued liabilities	3,073	3,617

Total current liabilities	69,639	99,569

Long-term debt	150,000	192,200
Other long-term obligations	2,324	1,710

Total liabilities	221,963	293,479

Partners’ capital	186,405	95,565
Accumulated other comprehensive income	481	—

Total partners’ capital	186,886	95,565

Commitments and contingencies	$408,849	$389,044

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Terminalling and storage	$5,592	$5,443	$11,348	$11,077
Marine transportation	10,909	9,582	20,221	18,056
Product sales:
Natural gas/LPG services	84,058	57,688	185,982	127,755
Sulfur	17,624	940	33,013	940
Fertilizer	12,071	8,862	24,096	18,415
Terminalling and storage	2,798	2,381	5,214	4,793

	116,551	69,871	248,305	151,903

Total revenues	133,052	84,896	279,874	181,036

Costs and expenses:
Cost of products sold:
Natural gas/LPG services	81,517	56,412	179,600	124,047
Sulfur	11,701	699	22,172	699
Fertilizer	10,402	7,256	21,402	15,612
Terminalling and storage	2,317	1,921	4,316	4,020

	105,937	66,288	227,490	144,378

Expenses::
Operating expenses	14,381	10,177	28,281	19,242
Selling, general and administrative	2,605	1,848	4,991	3,684
Depreciation and amortization	4,255	2,706	8,207	5,360

Total costs and expenses	127,178	81,019	268,969	172,664

Other operating income	—	—	853	—

Operating income	5,874	3,877	11,758	8,372

Other income (expense):
Equity in earnings of unconsolidated entities	2,310	120	4,722	195
Interest expense	(3,018)	(1,126)	(6,036)	(2,195)
Debt prepayment premium	—	—	(1,160)	—
Other, net	82	72	251	102

Total other income (expense)	(626)	(934)	(2,223)	(1,898)

Net income	$5,248	$2,943	$9,535	$6,474

General partner’s interest in net income	$237	$59	$483	$129
Limited partners’ interest in net income	$5,011	$2,884	$9,052	$6,345

Net income per limited partner unit	$0.40	$0.34	$0.72	$0.75

Weighted average limited partner units — basic	12,682,342	8,475,862	12,491,734	8,475,862
Weighted average limited partner units — diluted	12,685,002	8,475,862	12,494,428	8,475,862
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30
	2006	2005
Cash flows from operating activities:
Net income	$9,535	$6,474

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,207	5,360
Amortization of deferred debt issuance costs	500	251
Gain on involuntary conversion of property, plant and equipment	(853)	—
Equity in earnings of unconsolidated entities	(4,722)	(195)
Non-cash mark-to-market on derivatives	638	—
Distributions in-kind from equity investments	3,915	—
Other	57	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:

Accounts and other receivables	20,500	12,259
Product exchange receivables	(4,178)	(347)
Inventories	(1,607)	(1,962)
Due from affiliates	(11)	(1,746)
Other current assets	(169)	(9)
Trade and other accounts payable	(21,016)	5,147
Product exchange payables	3,546	(2,254)
Due to affiliates	3,344	(231)
Other accrued liabilities	(7,036)	(82)
Change in other non-current assets and liabilities	(109)	(134)

Net cash provided by operating activities	10,541	22,531

Cash flows from investing activities:
Payments for property, plant and equipment	(37,753)	(5,174)
Acquisitions, net of cash acquired	(7,451)	(10,188)
Proceeds from sale of property, plant and equipment	770	46
Insurance proceeds from involuntary conversion of property, plant and equipment	2,541	—
Investments in unconsolidated entities	(1,336)	—
Distributions from unconsolidated entities	687	—

Net cash used in investing activities	(42,542)	(15,316)

Cash flows from financing activities:
Payments of long-term debt	(86,304)	(10,400)
Proceeds from long-term debt	35,000	11,900
Net proceeds from follow on public offering	95,273	—
Payments of debt issuance costs	(319)	(397)
General partner contribution	2,052	—
Cash distributions paid	(16,029)	(9,254)

Net cash provided by (used in) financing activities	29,673	(8,151)

Net (decrease) in cash and cash equivalents	(2,328)	(936)

Cash at beginning of period	6,465	3,184

Cash at end of period	$4,137	$2,248

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2006.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
Net Income	$5,248	$2,943	$9,535	$6,474
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	4,255	2,706	8,207	5,360
Amortization of deferred debt issuance costs	251	135	500	251
Distributions from unconsolidated entities[1]	2,359	—	4,601	—
Distributable cash from unconsolidated entities[2]	376	—	984	—
Equity in earnings of unconsolidated entities	(2,310)	(120)	(4,722)	(195)
Non-cash mark-to-market derivatives	555	—	637	—
Maintenance capital expenditures[3]	(2,963)	(1,172)	(4,968)	(2,240)
Gain on involuntary conversion of property, plant and equipment	—	—	(853)	—
Debt prepayment premium	—	—	1,160	—
Other	57	—	67	46

Distributable cash flow	$7,829	$4,492	$15,149	$9,696

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
[1]Distributions from unconsolidated entities
Distributions from unconsolidated entities	$377	$—	$687	$—
Distributions in-kind from equity investments	1,982	—	3,914	—

Distributions from unconsolidated entities	$2,359	$—	$4,601	$—

[2]Distributable cash from unconsolidated entities
Investments in unconsolidated entities	$(790)	$—	$(1,336)	$—
Unconsolidated entities expansion capital expenditures	1,166	—	2,320	—

Distributable cash from unconsolidated entities	$376	$—	$984	$—

[3]Maintenance capital expenditures
Payments for property, plant and equipment	$(18,652)	$(3,326)	$(37,753)	$(5,174)
Acquisitions	—	(3,832)	(7,451)	(10,188)

Capital expenditures	(18,652)	(7,158)	(45,204)	(15,362)
Expansion capital expenditures	13,114	5,986	36,333	13,121
Hurricane-related maintenance capital expenditures	2,575	—	3,903	—

Maintenance capital expenditures	$(2,963)	$(1,172)	$(4,968)	$(2,241)